Gates Industrial Reports Fourth-Quarter and Full Year 2025 Results
Denver, CO, February 12, 2026
Fourth-Quarter 2025 Financial Summary
◦Fourth-quarter net sales of $856.2 million, up 3.2% compared to the prior-year period, including a core sales growth of 0.6%
◦Net income attributable to shareholders of $51.3 million, or $0.20 per diluted share
◦Adjusted Net Income per diluted share of $0.38
◦Net income from continuing operations of $56.4 million, or a margin of 6.6%
◦Adjusted EBITDA of $187.8 million, or a margin of 21.9%
◦Repurchased approximately $105 million of shares
Full-Year 2025 Financial Summary
◦Net sales of $3,443.2 million, representing 1.0% growth, including a core sales growth of 0.7%
◦Net income attributable to shareholders of $251.4 million, or $0.96 per diluted share
◦Adjusted Net Income per diluted share of $1.52
◦Net income from continuing operations of $277.1 million, or a margin of 8.0%
◦Adjusted EBITDA of $770.1 million, or a margin of 22.4%
◦Generated $478.1 million of operating cash flow
◦Introducing 2026 financial guidance
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific power transmission and fluid power solutions, today reported results for the fourth-quarter and full year ended December 31, 2025.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “In 2025, we delivered double-digit growth in earnings per share and reduced our net leverage ratio while managing through an uncertain demand environment. Our strategic growth initiatives continued to gain momentum and we improved the cost position of our business. We generated a substantial increase in cash from operating activities and our balance sheet is strong.”
Jurek continued, “We are optimistic about our growth prospects in 2026 and our ability to deploy capital prudently to increase long-term value creation for our shareholders. I thank the global Gates team for their effort and diligence.”
2026 Guidance
The Company is introducing full year financial guidance for 2026. Specifically, the company anticipates the following:
•Core sales growth in the range of 1% to 4% year-over-year
•Adjusted EBITDA of $775 million to $835 million
•Adjusted Earnings Per Share of $1.52 to $1.68
•Capital Expenditures of approximately $120 million
•Free Cash Flow conversion exceeding 90%

Share-based metrics in the Company’s guidance do not include the effect of any potential share repurchases.
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, including expected Core Sales Growth, Adjusted EBITDA, Adjusted Earnings per Share and Free Cash Flow conversion for 2026. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 10:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation Fourth-Quarter 2025 Earnings Conference Call or providing the Conference ID of 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international), and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse aftermarket channel customers, and to original equipment manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. In 2025, our products were sold in more than 130 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business and financial results (including our strategic initiatives, our cost position, the strength of our balance sheet, our growth prospects and our ability to deploy capital), and statements regarding our outlook for 2026. Such forward-looking statements are subject to various risks and uncertainties, including, among others, U.S. policies, actions, or legislation, economic, political and other risks associated with international operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control (including material and logistics availability, inflation, supply chain and labor challenges and end-market recovery), risks related to relationships with, or the financial condition of key, channel partners, continued operation of our manufacturing facilities, supply chains, distribution systems and information technology systems, including as a result of cybersecurity attacks or catastrophic events, our ability to forecast and meet demand and market acceptance of new products. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is expected to be filed with the Securities and Exchange Commission on or about the date of this presentation, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Consolidated Statements of Operations
(Unaudited)

	Three months ended		Year ended
(USD in millions, except per share amounts)	December 31, 2025	December 28, 2024	December 31, 2025	December 28, 2024
Net sales	$856.2	$829.4	$3,443.2	$3,408.2
Cost of sales	530.9	494.1	2,071.5	2,049.7
Gross profit	325.3	335.3	1,371.7	1,358.5
Selling, general and administrative expenses	209.5	226.6	876.1	876.5
Transaction-related expenses	—	1.2	0.5	3.3
Asset impairments	2.3	—	3.5	—
Restructuring expenses	5.2	1.5	26.3	6.5
Other operating (income) expenses	—	(0.1)	—	—
Operating income from continuing operations	108.3	106.1	465.3	472.2
Interest expense	32.6	34.1	125.9	155.8
Loss on deconsolidation of Russian subsidiary	—	(0.1)	—	12.7
Other (income) expense	4.3	(15.8)	(0.8)	(24.3)
Income from continuing operations before taxes	71.4	87.8	340.2	328.0
Income tax expense	15.0	46.7	63.1	107.5
Net income from continuing operations	56.4	41.1	277.1	220.5
Loss on disposal of discontinued operations	0.1	0.1	0.8	0.6
Net income	56.3	41.0	276.3	219.9
Less: non-controlling interests	5.0	4.5	24.9	25.0
Net income attributable to shareholders	$51.3	$36.5	$251.4	$194.9

Earnings per share
Basic
Earnings per share from continuing operations	$0.20	$0.14	$0.98	$0.75
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.20	$0.14	$0.98	$0.75

Diluted
Earnings per share from continuing operations	$0.20	$0.14	$0.96	$0.74
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.20	$0.14	$0.96	$0.74

Gates Industrial Corporation plc
Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of December 31, 2025	As of December 28, 2024
Assets
Current assets
Cash and cash equivalents	$812.1	$682.0
Trade accounts receivable, net	744.2	722.7
Inventories	700.0	676.0
Taxes receivable	43.4	28.6
Prepaid expenses and other assets	181.8	196.7
Total current assets	2,481.5	2,306.0
Non-current assets
Property, plant and equipment, net	609.0	579.5
Goodwill	2,035.2	1,908.9
Pension surplus	7.6	5.7
Intangible assets, net	1,192.4	1,248.6
Right-of-use assets	137.1	139.4
Taxes receivable	5.4	20.7
Deferred income taxes	640.0	553.5
Other non-current assets	43.2	24.0
Total assets	$7,151.4	$6,786.3
Liabilities and equity
Current liabilities
Debt, current portion	$36.2	$39.1
Trade accounts payable	433.7	408.2
Taxes payable	27.0	22.9
Accrued expenses and other current liabilities	238.5	251.3
Total current liabilities	735.4	721.5
Non-current liabilities
Debt, less current portion	2,196.3	2,311.5
Post-retirement benefit obligations	68.8	78.0
Lease liabilities	124.5	127.3
Taxes payable	62.1	82.2
Deferred income taxes	49.3	56.8
Other non-current liabilities	225.8	68.7
Total liabilities	3,462.2	3,446.0
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 253,543,540 (December 28, 2024: authorized shares: 3,000,000,000; outstanding shares: 255,203,987)	2.6	2.6
—Additional paid-in capital	2,633.3	2,618.6
—Accumulated other comprehensive loss	(917.1)	(1,077.2)
—Treasury shares	(37.5)	—
—Retained earnings	1,652.7	1,479.6
Total shareholders’ equity	3,334.0	3,023.6
Non-controlling interests	355.2	316.7
Total equity	3,689.2	3,340.3
Total liabilities and equity	$7,151.4	$6,786.3

Gates Industrial Corporation plc
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended
(USD in millions)	December 31, 2025	December 28, 2024
Cash flows from operating activities
Net income	$276.3	$219.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	213.8	216.9
Foreign exchange and other non-cash financing income	(25.2)	(44.2)
Share-based compensation expense	27.2	28.8
Decrease in post-employment benefit obligations, net	(17.4)	(9.0)
Deferred income taxes	(26.0)	(12.1)
Asset impairments	3.5	—
Loss on deconsolidation of Russian Subsidiary	—	12.7
Disposal of property, plant and equipment	0.3	(7.3)
Other operating activities	4.3	(0.1)
Changes in operating assets and liabilities:
—Accounts receivable	18.4	8.4
—Inventories	14.3	(64.0)
—Accounts payable	4.3	(27.6)
—Prepaid expenses and other assets	29.7	37.3
—Taxes payable	(18.6)	(0.9)
—Other liabilities	(26.8)	20.8
Net cash provided by operating activities	478.1	379.6
Cash flows from investing activities
Purchases of property, plant and equipment	(73.2)	(83.1)
Purchases of intangible assets	(40.7)	(23.6)
Purchases of investments	—	(11.3)
Proceeds from sale of investments	—	5.0
Cash paid under corporate-owned life insurance policies	(11.5)	(5.4)
Cash received under corporate-owned life insurance policies	4.9	14.5
Proceeds from the sale of property, plant and equipment	2.3	12.0
Cash deconsolidated from previously controlled subsidiary	—	(12.5)
Other investing activities	(0.8)	—
Net cash used in investing activities	(119.0)	(104.4)
Cash flows from financing activities
Issuance of shares	10.4	14.9
Repurchase of shares	(119.3)	(176.1)
Proceeds from long-term debt	—	1,840.0
Payments of long-term debt	(123.4)	(1,948.4)
Debt issuance costs paid	—	(21.6)
Employee taxes paid from shares withheld	(21.0)	(4.7)
Dividends paid to non-controlling interests	(6.5)	(13.0)
Other financing activities	8.7	22.2
Net cash used in financing activities	(251.1)	(286.7)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	22.2	(27.7)
Net increase (decrease) in cash and cash equivalents and restricted cash	130.2	(39.2)
Cash and cash equivalents and restricted cash at the beginning of the period	684.8	724.0

Cash and cash equivalents and restricted cash at the end of the period	$815.0	$684.8
Supplemental schedule of cash flow information
Interest paid	$120.7	$132.6
Income taxes paid	$111.5	$122.3
Accrued capital expenditures	$3.0	$1.2

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for consolidated Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of net sales for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Beginning with the three months ended June 29, 2024, we revised our definition of Adjusted Net Income to adjust for discrete tax items, which are significant, unusual or infrequently occurring tax items. We have revised the prior period amounts to conform to our current period presentation.
Management uses Adjusted Gross Profit as an additional measure of operating performance. Adjusted Gross Profit is a non-GAAP measure that represents gross profit before certain items that impact the comparability of our results, such as restructuring costs and inventory adjustments, specific to the remeasurement of certain inventories on a Last-in-First-out (“LIFO”) basis. Adjusted Gross Profit margin is Adjusted Gross Profit expressed as a percentage of sales. We use adjusted Gross Profit and adjusted Gross Profit margin because it provides insight into the underlying profitability of our core operations by excluding items that are not indicative of ongoing business performance.
Core sales is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in average currency exchange rates and the first-year impacts of acquisitions and disposals, when applicable. Core sales growth is the change in core sales expressed as a percentage of prior period net sales. We present core sales growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Year Ended
(USD in millions)	December 31, 2025	December 28, 2024	December 31, 2025		December 28, 2024
Net income from continuing operations before taxes	$56.4	$41.1	$277.1		$220.5
Adjusted for:
Income tax expense	15.0	46.7	63.1		107.5
Interest expense	32.6	34.1	125.9		155.8
Loss on deconsolidation of Russian subsidiary (1)	—	(0.1)	—		12.7
Depreciation and amortization	54.7	54.1	213.8		216.9
Transaction-related expenses (2)	—	1.2	0.5		3.3
Asset impairments	2.3	—	3.5		—
Restructuring expenses (3)	5.2	1.5	26.3		6.5
Share-based compensation expense	4.8	8.6	27.2		28.8
Inventory adjustments (4) (included in cost of sales)	10.0	0.6	15.6		22.3
Restructuring related expenses (included in cost of sales)	2.4	0.9	6.9		1.8
Restructuring related expenses (included in SG&A)	3.1	1.4	11.4		2.9
Other expenses (income), excluding foreign currency transaction gain or loss and insurance recoveries (4)	1.3	(9.3)	4.0		(17.8)
Credit gain related to customer bankruptcy (included in SG&A) (5)	—	—	—		(0.1)
Cybersecurity incident expenses (6)	—	—	(5.2)		—
Other items not directly related to current operations (7)	—	(0.1)	—		—
Adjusted EBITDA	$187.8	$180.7	$770.1		$761.1

Net Sales	$856.2	$829.4	$3,443.2		$3,408.2
Net income from continuing operations margin	6.6%	5.0%	8.0%		6.5%
Adjusted EBITDA Margin	21.9%	21.8%	22.4%		22.3%

Total principal amount of debt			$2,240.1		$2,363.5
Less: Cash and cash equivalents			(812.1)		(682.0)
Net Debt			$1,428.0		$1,681.5

Net Leverage			1.9	x	2.2	x

(1)	In July 2022, Gates suspended our operations in Russia. As of September 28, 2024, we deconsolidated the Russian subsidiary upon loss of control and recognized a deconsolidation loss.
(2)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(3)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(4)	Inventory adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.
(5)	On January 31, 2023, one of our customers filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In connection with the bankruptcy proceedings, we preliminarily evaluated our potential risk and exposure relating to our outstanding pre-petition accounts receivable balance from the customer and recorded the pre-tax charge to reflect our estimated recovery. We continue to monitor the circumstances surrounding the bankruptcy and adjust our estimate if necessary.
(6)	In July 2025, we received insurance recoveries related to a previously disclosed cybersecurity incident that occurred in February 2023 for which we previously excluded $5.2 million of expenses from Adjusted Net Income.
(7)	Other items not directly related to current operations include other charges.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Year Ended
(USD in millions, except share numbers and per share amounts)	December 31, 2025	December 28, 2024	December 31, 2025	December 28, 2024
Net income attributable to shareholders	$51.3	$36.5	$251.4	$194.9
Adjusted for:
Loss on disposal of discontinued operations	0.1	0.1	0.8	0.6
Loss on deconsolidation of Russian subsidiary (1)	—	(0.1)	—	12.7
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.3	28.7	115.8	115.5
Transaction-related expenses (2)	—	1.2	0.5	3.3
Asset impairments	2.3	—	3.5	—
Restructuring expenses (3)	5.2	1.5	26.3	6.5
Restructuring related expenses (included in cost of sales)	2.4	0.9	6.9	1.8
Restructuring related expenses (included in SG&A)	3.1	1.4	11.4	2.9
Share-based compensation expense	4.8	8.6	27.2	28.8
Inventory adjustments (4) (included in cost of sales)	10.0	0.6	15.6	22.3
Adjustments relating to post-retirement benefits	—	(0.7)	1.3	(2.6)
Financing and other FX related losses	4.1	(6.1)	12.4	(7.0)
Credit (gain) loss related to customer bankruptcy (included in SG&A)	—	—	—	(0.1)
Cybersecurity incident expenses (5)	—	—	(5.2)	—
Loss on extinguishment of debt (6)	—	—	—	14.8
Discrete tax items (7)	1.7	31.7	(18.9)	23.4
Other adjustments	(0.6)	(2.3)	(5.2)	(7.0)
Estimated tax effect of the above adjustments	(14.5)	(8.6)	(48.9)	(43.1)
Adjusted Net Income	$99.2	$93.4	$394.9	$367.7

Diluted weighted-average number of shares outstanding	259,007,742	261,090,036	260,534,865	264,675,566
GAAP Net Income per diluted share	$0.20	$0.14	$0.96	$0.74
Adjusted Net Income per diluted share	$0.38	$0.36	$1.52	$1.39

(1)	In July 2022, Gates suspended our operations in Russia. As of September 28, 2024, we deconsolidated the Russian subsidiary upon loss of control and recognized a deconsolidation loss.
(2)	Transaction-related expenses related primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(3)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and included costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(4)	Inventory adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.
(5)	In July 2025, we received insurance recoveries related to a previously disclosed cybersecurity incident that occurred in February 2023 for which we previously excluded $5.2 million of expenses from Adjusted Net Income.
(6)
On June 4, 2024, Gates extinguished the 2021 Dollar Term Loans and the asset-backed credit facility in connection with our debt refinancing. As a result, we accelerated $14.8 million in deferred issuance costs during the year ended December 28, 2024.

(7)	Discrete tax items include changes in uncertain tax positions relating to prior years, changes in tax laws or rates, changes in valuation allowances, excess tax benefits on stock option exercises, and prior year adjustments in various foreign jurisdictions in which returns were filed.

Gates Industrial Corporation plc
Reconciliation of Gross Profit to Adjusted Gross Profit
(Unaudited)

	Year Ended
(USD in millions)	December 31, 2025	December 28, 2024	December 30, 2023
Net sales	$3,443.2	$3,408.2	$3,570.2
Cost of sales	2,071.5	2,049.7	2,211.3
Gross Profit	1,371.7	1,358.5	1,358.9
Inventory adjustments (1) (included in cost of sales)	15.6	22.3	7.4
Restructuring related expenses (included in cost of sales)	6.9	1.8	0.4
Adjusted Gross Profit	1,394.2	1,382.6	1,366.7

Gross Profit margin	39.8%	39.9%	38.1%
Adjusted Gross Profit margin	40.5%	40.6%	38.3%

(1)	Inventory adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Sales Growth
(Unaudited)

	Three months ended December 31, 2025
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended December 31, 2025	$536.5	$319.7	$856.2
Impact on net sales of movements in currency rates	(15.5)	(6.4)	(21.9)
Core sales for the three months ended December 31, 2025	$521.0	$313.3	$834.3

Net sales for the three months ended December 28, 2024	520.0	309.4	829.4
Increase in net sales	16.5	10.3	26.8
Increase in net sales on a core basis (core sales)	$1.0	$3.9	$4.9

Net sales increase	3.2%	3.3%	3.2%
Core sales increase	0.2%	1.3%	0.6%

	Year ended December 31, 2025
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the year ended December 31, 2025	$2,147.1	$1,296.1	$3,443.2
Impact on net sales of movements in currency rates	(12.1)	1.9	(10.2)
Core sales for the year ended December 31, 2025	$2,135.0	$1,298.0	$3,433.0

Net sales for the year ended December 28, 2024	2,108.1	1,300.1	3,408.2
Increase (decrease) in net sales	$39.0	$(4.0)	$35.0
Increase (decrease) in net sales on a core basis (core sales)	$26.9	$(2.1)	$24.8

Net sales increase (decrease)	1.9%	(0.3%)	1.0%
Core sales increase (decrease)	1.3%	(0.2%)	0.7%

Contact
Gates Investor Relations
Rich Kwas
(303) 744-4887
investorrelations@gates.com